EXHIBIT 3.1
CERTIFICATE OF INCORPORATION
of
WESTERN REFINING, INC.
     The undersigned person, acting as sole incorporator of Western Refining, Inc. (the “Corporation”) pursuant to Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby make this Certificate of Incorporation for the Corporation, declaring and certifying that this is my act and deed and that the facts herein stated are true:
     FIRST: The name of the Corporation is “Western Refining, Inc.”
     SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the DGCL.
     FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 250,000,000 shares, consisting of:
     (1) 240,000,000 shares of Common Stock, having a par value of $0.01 per share; and
     (2) 10,000,000 shares of Preferred Stock with a par value of $0.01 per share.
     Preferred Stock. The authorized shares of Preferred Stock may be issued in one or more series. Subject to any provision made in this Article FOURTH fixing and determining the designations, powers, rights and preferences of any series of Preferred Stock, the Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time the number of shares to be included in any series and the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of all shares of such series, all of which shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a “Preferred Stock Designation”).
     Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of any Preferred Stock Designation, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL. Except as otherwise provided by law or by a Preferred Stock Designation, the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.
     Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all proposals on which the holders of Common Stock are entitled to vote. Except as otherwise provided by law or by any Preferred Stock Designation, the holders of Common Stock shall have the exclusive right to vote for the members of the Board of Directors and for all other purposes. Holders of Common Stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by the Board of Directors out of funds legally available for that purpose.
     FIFTH: The directors shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which that director was elected; provided, however, that the directors first designated as Class I directors shall serve for a term expiring at the annual meeting of stockholders next following the date of their designation as Class I directors, the directors first designated as Class II directors shall serve for a term expiring at the second annual meeting of stockholders next following the date of their designation as Class II directors, and the directors first designated as Class III directors shall serve for a term expiring at the third annual meeting of stockholders next following the date of their designation as Class III directors. Each director shall hold office until the annual meeting of stockholders at which his or her term expires and, the foregoing notwithstanding, shall serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Notwithstanding the foregoing or Section 144(k) of the DGCL to the contrary, any director may be removed either with or without cause.
     At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.
     In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated, which shall be done in a manner to achieve equality of number of directors among the classes.
     SIXTH: The name and mailing address of the incorporator are:
L.M. Wilson Andrews Kurth LLP 600 Travis, Suite 420 Houston, Texas 77002

     SEVENTH: The number of directors of the Corporation shall be as provided in the bylaws of the Corporation, as the same may be amended from time to time. The name and address of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified is:

Name	Address
Paul L. Foster Jeff A. Stevens Scott D. Weaver	6500 Trowbridge Drive, El Paso, Texas 79905 6500 Trowbridge Drive, El Paso, Texas 79905 6500 Trowbridge Drive, El Paso, Texas 79905
     EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
     NINTH: The Corporation shall, to the fullest extent permitted by the DGCL (including, without limitation, Section 145 thereof), as amended from time to time, indemnify any officer or director whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other losses of any nature. The indemnification provided in this Article NINTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be a officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person.
     TENTH: The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation at any meeting at which a quorum is present by the affirmative vote of a majority of the whole Board of Directors.
     I, THE UNDERSIGNED, hereunto set my hand this 16th day of September, 2005.

/s/ L.M. Wilson

L.M. Wilson

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